Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NorthStar Realty Finance Corp. Third Amended and Restated 2004 Omnibus Stock Incentive Plan of our report dated February 29, 2016, with respect to the consolidated financial statements and schedules of Colony Capital, Inc. included as Exhibit 99.9 to the Current Report (Form 8-K12b) of Colony NorthStar, Inc. dated January 10, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

January 10, 2017